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                                                                    EXHIBIT 4(a)

                          LOAN MODIFICATION AGREEMENT

        THIS LOAN MODIFICATION AGREEMENT ("Agreement" or the "August 1, 1996 Loan Modification Agreement") is made effective the 31st day of July, 1996, between CVD Financial Corporation, a Delaware corporation ("Lender"); PDG Environmental, Inc., a Delaware corporation ("PDGE"); PDG, Inc., a Pennsylvania corporation ("PDG"); Project Development Group, Inc., a Pennsylvania corporation ("PDGI"); Enviro-Tech Abatement Services Co., a North Carolina corporation ("Enviro-Tech"); and John Regan.

        PDGE, PDGI, PDG and Enviro-Tech are referred to herein collectively as the "PDGE Debtor Parties." Certain affiliates of the PDGE Debtor Parties, consisting of PDG Environmental Services, Inc., a Delaware corporation ("PDGES"), in its own capacity and as successor in interest to PDG Environmental Remediation, a Pennsylvania limited partnership ("PDGER"); Geo Recovery Services, Ltd., a Florida limited partnership ("Geo"); PDG Remediation, Inc., a Pennsylvania corporation ("Remediation"); Geo Holding Company, a Delaware corporation ("GHC"); PDG Delaware, Inc., a Delaware corporation ("PDG Delaware") are referred to herein collectively as the "PDGES Debtor Parties." The PDGE Debtor Parties and PDGES Debtor Parties are sometimes referred to herein collectively as the "Debtor Parties" and John Regan is referred to as the "Guarantor."

                                   WITNESSETH
                                   ----------

        A. PDGI is a party to that certain Mortgage and related Promissory Note in the principal amount of $320,000, each dated December 1, 1987, representing a loan made by Equibank to PDGI (the "Integra Term Loan"). Certain of the Debtor Parties, including PDG, PDGE, PDGES, PDGI, and Enviro-Tech, together with certain of their predecessors in interest, are parties to a Credit Agreement, dated November 5, 1991, with Equibank, representing a revolving credit facility of $3,000,000 (the "Integra Revolving Loan"), which has been amended from time to time, including the amendments being reflected in that certain Amended and Restated Credit Agreement, dated March 24, 1994. The foregoing agreements (the "Integra Loan Agreements"), and all notes, other instruments and documents evidencing the Integra Term Loan and the Integra Revolving Loan (the "Integra Loans") or security thereof, including all documents described as "Loan Documents" in the Amended and Restated Credit Agreement, dated March 24, 1994, are referred to herein as the "Integra Loan Documents." Lender acquired the interest of Integra Bank/Pittsburgh (Equibank's successor) in the Integra Loans and Integra Loan Documents on June 30, 1994.

        B. PDGES and Lender are also parties to a certain Loan Agreement, dated October 28, 1993, as amended and superseded by an Amended and Restated Loan Agreement, dated September 6, 1994, pursuant to which Lender made available a revolving line of credit to PDGES in the maximum amount of $4,000,000 (the "PDGES Loan Agreement"). The PDGES Loan Agreement, and all notes, other instruments and documents evidencing such loan (the "PDGES Loan") or the security therefor, including all documents described as "Loan Documents" in the PDGES Loan Agreement, are referred to herein as the "PDGES Loan Documents."

        C. Lender and certain of the Debtor Parties, including PDGE, PDG, PDGES, PDGI, Enviro-Tech, PDGER and Geo, are also parties to a certain Loan Agreement, dated

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March 23, 1994 (the "PDGE Loan Agreement"), under which Lender extended a term loan in the amount of $812,000 (the "PDGE Term Loan") and a revolving loan in the amount of $1,000,000 (the "PDGE Revolving Loan") to such Debtor Parties. The PDGE Term Loan and PDGE Revolving Loan are sometimes referred to herein as the "PDGE Loans." Effective August 12, 1994, Lender extended to the Debtor Parties who are the borrowers in connection with the PDGE Loans an additional $300,000 revolving credit under the PDGE Revolving Loan subject to a requirement that such credit be cleared each fifteen (15) days, such additional credit to be secured by the liens and security interests granted in connection with the PDGE Loan Agreement (the "Additional PDGE Advance"). The PDGE Loan Agreement, and all notes, other instruments and documents evidencing the PDGE Loans or the security therefor, including all documents described as "Loan Documents" in the PDGE Loan Agreement are referred to herein as the "PDGE Loan Documents."

        D. The Debtor Parties, as well as PDGE and Remediation as the guarantors of the PDGES Loan and John and Eleanor Regan, as guarantors of the PDGE Loans, entered into a Loan Modification Agreement dated September 30, 1994 (the "September 30, 1994 Loan Modification Agreement"), under which the Lender agreed to permit up to $300,000 of credit otherwise available to PDGES (the "New Advance") under the PDGES Loan Agreement to be transferred to the PDGE Loan Agreement and made available under the terms of the PDGE Revolving Loan, to increase the maximum amount of the PDGE Revolving Loan to $1,600,000 to accommodate such credit and the Additional PDGE Advance, and to amend and modify the Integra Loan Documents, PDGE Loan Documents and PDGES Loan Documents.

        E. The September 30, 1994 Loan Modification Agreement contemplated, among other things, that the $300,000 Additional PDGE Advance would be repaid by not later than December 1, 1994. At the request of certain of the Debtor Parties, a second Loan Modification Agreement dated December 9, 1994 (the "December 9, 1994 Loan Modification Agreement") was entered into to provide that such date be extended to not later than February 1, 1995.

        F. Effective February 7, 1995, at the request of the Debtor Parties, a third Loan Modification Agreement (the "February 7, 1995 Loan Modification Agreement") was entered into by the Debtor Parties and Lender, under which the PDGES Debtor Parties and certain of their assets in which Lender had been granted security interests were released from any obligations under the PDGE Loans and Integra Loans in order to permit the public offer and sale of securities of Remediation and the refinancing of the PDGES Loan by Barnett Bank of Central Florida, the unpaid balance of the Integra Term Loan was included in the balance of the Integra Revolving Loan, and the maturity date for the Integra Revolving Loan and the PDGE Revolving Loan, inclusive of the Additional PDGE Advance, were extended to April 1, 1995.

        G. On or about February 28, 1995, as contemplated by the February 7, 1995 Loan Modification Agreement, the PDGES Loan was repaid in full.


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        H.  On or about October 31, 1995, at the request of the Debtor Parties, an Amended and Restated Loan Agreement (the "October 31, 1995 Amended and Restated PDGE Loan Agreement") was entered into between Lender and the PDGE Debtor Parties, under which the maturity date of the PDGE Revolving Loan and Integra Revolving Loan were extended to December 31, 1996, the maturity date of the PDGE Term Loan was reset at December 31, 1996, the interest rates thereunder were reduced and the credits consolidated as provided therein, and in the Amended and Restated Revolving Note, dated October 31, 1995 (the
"Amended and Restated Revolving Note"), and Amended and Restated Term Note, dated October 31, 1995, (the "Amended and Restated Term Note"). In addition, as part of the transactions contemplated by the October 31, 1995 Loan Modification Agreement, PDGE pledged 1,470,320 shares of common stock of Remediation to Lender pursuant to the terms of a Stock Pledge Agreement dated October 31, 1995 (the "Remediation Stock Pledge Agreement").

        I. On or about July 5, 1996, at the request of each of the PDGE Debtor Parties and Guarantor, a Loan Modification Agreement, dated effective as of May 21, 1996 (the "May 21, 1996 Loan Modification Agreement") was executed by the Lender and the PDGE Debtor Parties, which, among other things (i) extended the maturity date of the PDGE Revolving Loan (inclusive of the balances of the Integra Revolving Loan and Integra Term Loan included therein as a result of the October 31, 1995 Amended and Restated PDGE Loan Agreement) and the PDGE Term Loan to May 1, 1997; (ii) and allowed PDGE to be readvanced certain monies under the PDGE Revolving Loan under certain circumstances once such loan has had its outstanding principal balance reduced by at least $1,400,000; and (iii) modified the Remediation Stock Pledge Agreement to Stock Pledge Agreement, dated as of May 21, 1996.

        J. Each of the PDGE Debtor Parties and Guarantor have requested that the Lender agree to extend the final maturity date of the PDGE Term Loan and PDGE Revolving Loan to August 1, 1997 and to otherwise modify the terms of the loans extended by Lender, and has determined that Lender's agreement to extend and modify such loans is of material benefit to the PDGE Debtor Parties and Guarantor.

        K. Lender is willing to extend the maturity date of the PDGE Revolving Loan and the PDGE Term Loan, and to otherwise modify such loans, subject to the terms and conditions hereof.

        L. Each of the PDGE Debtor Parties and Guarantor acknowledge that current defaults exist under the Loan Documents, including the failure to pay interest owing, and that the execution of this Loan Modification Agreement does not constitute a cure of those defaults, except as expressly provided herein, nor does execution of this Loan Agreement constitute a waiver by Lender of any rights it has under the Loan Documents, including, without limitation, the right to declare an Event of Default.

        M. All other capitalized terms used herein and not otherwise defined shall have the meanings set forth therefor in the Loan Documents (as defined below).

                                       3



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        NOW, THEREFORE, the parties hereto agree as follows:

        1. Loan Documents; Loans. As used herein the term "Loan Documents" shall mean the Integra Loan Documents, PDGE Loan Documents, the September 30, 1994 Loan Modification Agreement, the December 9, 1994 Loan Modification Agreement, the February 7, 1995 Loan Modification Agreement, the October 31, 1995 Amended and Restated PDGE Loan Agreement, the May 21, 1996 Loan Modification Agreement and all notes, other instruments and documents evidencing the Integra Loans or PDGE Loans or the security therefore, and including, without limitation, all notes, instruments and documents listed on Schedule "B" to the October 31, 1995 Amended and Restated PDGE Loan Agreement. The term "Loans" shall mean the PDGE Revolving Loan (including the balance of the Integra Revolving Loan and the Integra Term Loan included therein) and the PDGE Term Loan.


        2.   Extension and Modification of Loans.

             (a) PDGE Revolving Loan. The PDGE Revolving Loan and Amended and Restated Revolving Note are hereby amended by extending the maturity dates thereof from May 1, 1997 to August 1, 1997.

             (b) PDGE Term Loan. The PDGE Term Loan and Amended and Restated Term Note are hereby amended by extending the maturity dates thereof from May 1, 1997 to August 1, 1997.

             (c) Collateral; Waiver by PDGE Debtor Parties and Guarantor. The payment of the Loans, as modified herein, will be secured by the collateral presently securing such loans, including without limitation, as applicable, the guaranties of the Guarantor, and all accounts receivable and work in process, equipment, the commercial real estate located in Murrysville, Pennsylvania, and the other property and collateral of the PDGE Debtor Parties described in the Loan Documents. The PDGE Debtor Parties and Guarantor hereby waive any and all rights any of them may have to require the Lender to marshall any security or collateral or otherwise to compel the Lender to seek recourse or satisfaction of the indebtedness owed to the Lender from any PDGE Debtor Party, Guarantor or other source before seeking recourse or satisfaction from another PDGE Debtor Party, Guarantor or other source.

             (d)   Principal Payment; Remediation Shares.

                   (i) Subject to and conditioned upon (A) the effective reincorporation of Remediation as a Delaware corporation, which reincorporation shall include the filing of a certificate of incorporation in Delaware and the adoption of bylaws of Remediation containing (as and where appropriate) provisions expressly electing not to be governed by Section 203 of the Delaware General Corporation law and such other provisions as are acceptable to Lender in its sole discretion, effective on or before November 1, 1996; (B) the closing of the purchase of the Remediation Shares by Lender contemplated in this Section 2(d) on or before November 1, 1996; (C) the reincorporation of Remediation as a Delaware corporation resulting in no material liabilities to Remediation, to be determined in the sole


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discretion of Lender; and (D) such reincorporation resulting in not more than five percent (5%) of the shareholders of Remediation exercising dissenters' rights in connection with the reincorporation of Remediation as a Delaware corporation, on the Closing Date (as hereinafter defined) PDGE shall sell, transfer and convey to Lender, and to any assignee or assignees designated by Lender, absolute ownership of all the 1,470,320 issued and outstanding shares of common stock of Remediation ("Remediation Shares") which are presently the subject of the Remediation Stock Pledge Agreement for an aggregate purchase price of $1,205,662 ($0.82 per share). Subject to the satisfaction of all conditions to the obligation of Lender set forth herein, the closing of the sale, transfer and conveyance of Remediation Shares by PDGE to Lender shall occur on the closing date (the "Closing Date"), which date shall be a date determined by Lender, and which date shall be no sooner than the effective date of the reincorporation of Remediation as a Delaware corporation and no later than November 1, 1996. The foregoing conditions are for the benefit of Lender only, and may be waived, in whole or in part by Lender, in its sole discretion.

                (ii) The purchase price for the Remediation Shares to be purchased by Lender shall be paid in the form of a direct $1,205,662 credit against the outstanding principal balance of the PDGE Revolving Loan to be made effective as of July 31, 1996. Upon the sale, transfer and conveyance of the Remediation Shares as contemplated by this Section 2(d), PDGE shall no longer have any right to sell or cause the release of the Remediation Shares pursuant to the terms of the Remediation Stock Pledge Agreement, as amended.

                (iii) From and after the sale, transfer and conveyance of the Remediation Shares as contemplated by this Section 2(d) and until November 1, 1996, PDGE will have the right to arrange for the account of Lender and any Identified Purchasers (as defined below) a sale to be consummated on or before November 1, 1996, of all, but not less than all, of the Remediation Shares and any other shares of common or preferred stock or other securities of Remediation which may be purchased or otherwise acquired by Lender or third parties identified to PDGE by Lender ("Identified Purchasers") after the date hereof and prior to such sale (the "New Remediation Shares"); provided, that (i) no Event of Default under any of the Loan Documents shall have occurred and be continuing; (ii) the proceeds of such sale, net of all brokerage commissions, cost of registration or qualification and related costs of sale ("Net Sales Proceeds") are not less than $0.82 per share for the Remediation Shares and, with respect to the New Remediation Shares, not less than the cost to Lender and Identified Purchasers of such New Remediation Shares; (iii) such sale shall be made for cash only with the proceeds of such sale to be delivered directly to such accounts of Lender and Identified Purchasers as Lender may direct; (iv) Lender and any Identified Purchasers shall release such shares only to the buyer thereof against delivery of the Net Sales Proceeds; (v) Lender and the Identified Purchasers shall receive such indemnities and assurances as Lender may require respecting compliance of such sale with all applicable federal and state securities laws, including without limitation evidence of the effectiveness of any registration statement, application, permit, notice or other filing required in

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        connection therewith and an opinion of counsel acceptable to Lender, confirming the compliance of such sale with all federal and state securities laws; (vi) written notice of such sale shall be given to Lender and the Identified Purchasers at least five days prior to the closing date thereof, and such sale shall close and the Net Sales Proceeds thereof shall be received by Lender and the Identified Purchasers by no later than November 1, 1996; and (vii) Remediation shall first satisfy in full any indebtedness and obligations of Remediation to Lender or its affiliates now or hereafter existing and shall further release and indemnify Lender from and against any Guaranty Equivalent. Lender shall be deemed to be subject to a Guaranty Equivalent in respect of any obligation (the "Assured Obligation") of another person (the "Deemed Obligor") if the Lender directly or indirectly guarantees, becomes surety for, endorses, assumes, indemnifies or agrees to indemnify the Deemed Obligor against, or otherwise agrees, becomes or remains liable (contingently or otherwise) for, such Assured Obligation, in whole or in part. Without limitation, a Guaranty Equivalent shall be deemed to exist if Lender agrees, has agreed, becomes or remains liable (contingently or otherwise), directly or indirectly in respect of any other transaction the effect of which is to assure the payment or performance (or payment of damages or other remedy in the event of nonpayment or nonperformance) in whole of in part of any Assured Obligation. Any sale of the Remediation Shares and New Remediation Shares shall be for the account of Lender and the Identified Purchaser only, and PDGE shall not be entitled to receive such shares or any proceeds of the sale thereof. Such securities and funds shall not be held in or for account of PDGE by any broker or other party.

                (iv) Any Net Sales Proceeds actually received by Lender in respect of the sale of the Remediation Shares only, to the extent such Net Sales Proceeds exceed $0.82 per share (the "Excess Remediation Shares Net Sales Proceeds"), shall be credited upon receipt by the Lender against the principal balance of the PDGE Revolving Loan or, if such loan has been repaid in full, the principal balance of the PDGE Term Loan. No portion of the Net Sales Proceeds from any sale of New Remediation Shares shall be credited against the Loans.

                (v) Neither Lender, nor any of its affiliates, nor any other persons constituting Released Lender Parties (as defined in paragraph 7 below) shall owe any duty of care or any other duty to PDGE, the PDGE Debtor Parties, Guarantor or their affiliates or have any liability of any kind whatsoever to PDGE, the PDGE Debtor Parties, Guarantor or their affiliates for any action or omission to act in respect of the management, control or operation of Remediation at any time.

        (e) Conversion. Lender shall retain all conversion rights of the Lender set forth in paragraphs 2.1.8 and 2.7.3 of the October 31, 1995 Amended and Restated Loan Agreement. Subject to the satisfaction of all conditions set forth in Paragraph 4 hereof and herein, Lender agrees to convert up to $800,000 in unpaid principal balance of the PDGE Revolving Loan, or to the extent the PDGE Revolving Loan has been repaid in full, a portion of the principal balance of the PDGE Term Loan, into shares of PDGE common stock at a

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conversion price of $0.50 per share; provided, that no such conversion shall occur until each of the following conditions are satisfied, unless waived by
Lender: (i) no Event of Default under any of the Loan Documents shall have occurred and be continuing; (ii) PDGE shall notify Lender in writing at least five days prior to the effective date of the conversion of the principal amount of the Loans that it wishes to convert and of the effective date of such conversion, which effective date shall be the date on which Lender shall receive the proceeds from the resale of such shares, which dates shall not be later than August 1, 1997; (iii) concurrent with such notice, PDGE shall provide Lender with a binding written commitment from a broker or dealer reasonably acceptable to Lender agreeing to sell the shares to be acquired upon such conversion for the account of Lender by not later than August 1, 1997 at a price resulting in the receipt of Net Sales Proceeds by Lender by August 1, 1997 of not less than $0.50 per share; and (iv) Lender shall receive such indemnities and assurances as it may require respecting compliance of such sale with all applicable federal and state securities laws, including without limitation evidence of the effectiveness of any registration statement, application, permit, notice or other filing required in connection therewith and an opinion of counsel acceptable to Lender confirming the compliance of such sale with all federal and state securities laws. All shares received by and resold for Lender upon such conversion shall be registered and qualified under all applicable federal and state securities laws upon conversion, including without limitation the Securities Act of 1933, to exempt from such registration and qualification requirements. The registration and qualification of such shares under applicable federal and state law shall not constitute the Demand Registration contemplated by paragraph 2.1.8(c) of the October 31, 1995 Amended and Restated Loan Agreement and Lender shall continue to have Demand Registration Rights thereunder. In the event all of the foregoing conditions are satisfied, Lender shall provide a letter confirming the terms of this Agreement for delivery by PDGE to the National Association of Securities Dealers. The effective date of any conversion shall occur upon the date Lender receives the proceeds from the sale by Lender of the shares being acquired under the provisions of this subparagraph.

                (f) Maximum Loan Balances. Paragraph 2(d) (Maximum Advances) of the May 21, 1996 Loan Modification Agreement, is hereby deleted and replaced in full by the following:

                "From and after the Closing Date of the sale of the Remediation Shares to Lender pursuant to paragraph 2(d) of the August 1, 1996, Loan Modification Agreement, the maximum unpaid principal balance of the PDGE Revolving Loan at any time outstanding, as represented by the Amended and Restated Revolving Note, shall not exceed the lesser of (i) $1,500,000, less the amount of any reduction in the principal amount thereof resulting from (A) the conversion of any portion of the principal of the PDGE Revolving Loan into shares of PDGE common stock under the terms of

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                the August 1, 1996 Loan Modification Agreement, the October 31,
                1995 Amended and Restated Loan Agreement or otherwise, (B) the payment to Lender of any sums resulting from the exercise of any stock purchase warrants held by Lender, and (C) the application of any Excess Remediation Shares Net Sales Proceeds; or (ii) the Borrowing Base (as defined below). Readvances of any portion of the amounts repaid under the Amended and Restated Revolving Note shall only be permitted at such time as the outstanding principal balance of the PDGE Revolving Loan is reduced to not more than $1,214,331.71, and all interest and other payments due thereunder have been brought current, and following the purchase by Lender (or its assignees) of the Remediation Shares, at which time advances may be obtained, repaid and funds readvanced according to the procedures set forth in the October 31, 1995 Amended and Restated PDGE Loan Agreement. The Borrowing Base shall consist of 85% of the value of all Eligible Accounts of the PDGE Debtor Parties. Eligible accounts shall not include the accounts of any PDGES Debtor Parties or of any accounts previously transferred by the PDGE Debtor Parties to the PDGES Debtor Parties as contemplated by the February 7, 1995 Loan Modification Agreement."

        3. Security. All sums previously advanced or to be advanced under the Loans shall continue to be secured by all of the Loan Documents, including the Integra Loan Documents and PDGE Loan Documents, as applicable, after giving effect to the terms hereof, and all security interests granted therein and herein, and all such Loan Documents shall be deemed amended to the extent necessary to reflect the terms of this Agreement. The Guarantor expressly acknowledges and agrees that Guarantor's Guaranty Agreements and Suretyship Agreements shall remain in full force and effect in respect of the Loans as modified.

        4. Conditions Precedent. The obligation of the Lender to perform the terms of this Agreement, including without limitation the extension of the PDGE Revolving Loan and PDGE Term Loan and the readvance of any funds under the PDGE Revolving Loan, is expressly conditioned on the performance of the following actions.

                (a) The execution and delivery of this Agreement, by the PDGE Debtor Parties and Guarantor, as required by the terms hereof prior to or concurrent with the execution of this Agreement.

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        (b) The reincorporation of Remediation as a Delaware corporation, which reincorporation shall include the filing of a certificate of incorporation in Delaware and the adoption of bylaws of Remediation containing (as and where appropriate) provisions expressly electing not to be governed by
Section 203 of the Delaware General Corporation law and such other provisions as are acceptable to Lender in its sole discretion, effective on or before November 1, 1996, and the receipt by not later than August 26, 1996, of evidence satisfactory to Lender of the approval by the Board of Directors of Remediation of the reincorporation of Remediation as a Delaware corporation.

        (c) The closing of the transaction contemplated by Section 2(d) of this Agreement on or before November 1, 1996.

        (d) The reincorporation of Remediation as a Delaware corporation resulting in no material liabilities to Remediation, as determined in the sole discretion of Lender.

        (e) The reincorporation of Remediation as a Delaware corporation resulting in not more than five percent (5%) of the shareholders of Remediation exercising dissenters' rights.

        (f) At the closing of the sale, transfer and conveyance of the Remediation Shares on the Closing Date as contemplated in Section 2(d) hereof, the transfer to Lender of a certificate representing the Remediation Shares, as required by the terms hereof, showing Lender as the owner thereof, together with an Irrevocable Proxy executed by PDGE in the form attached hereto Schedule "A" hereto.

        (g) Prior to or concurrent with the execution of this Agreement and again, as of the Closing Date, the execution and delivery of Borrowing Base Certificates and Compliance Certificates by the PDGE Debtor Parties and the execution and delivery of a Remediation Certificate by Remediation as described in paragraph 1.40 of the October 31, 1995 Amended and Restated PDGE Loan Agreement, each satisfactory to Lender.

        (h) Prior to or concurrent with the Closing Date, the payment by the PDGE Debtor Parties of all interest accrued on the Loan through the Closing Date, and all principal payments due on or before such date, together with all unpaid Lender charges and expenses. Remediation Shares.

        (i) Prior to or concurrent with the execution of this Agreement, the
(i) delivery to Lender of a certificate in the name of Lender representing the Remediation Shares, to be held pursuant to the Remediation Stock Pledge Agreement; and (ii) the Reconstitution of the membership of the Board of Directors of Remediation on terms acceptable to Lender in its sole discretion.


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        (j) The representations and warranties of the PDGE Debtor Parties and
Guarantor contained in this Agreement shall be true, correct and complete in all material respects.

        Any of the foregoing conditions shall be for the benefit of Lender only, and may be waived, in whole or in part by Lender, in its sole discretion.

        5. Representations and Warranties. Each of the PDGE Debtor Parties and Guarantor hereby represents and warrants to the Lender, jointly and severally, as follows:

            (a) The Loan Documents constitute all the documents executed by any of the PDGE Debtor Parties or Guarantor in connection with the Loans; the PDGE Debtor Parties and Guarantor have performed all of their respective obligations under the foregoing Loan Documents; all Loan Documents as modified by this Agreement remain in full force and effect and unmodified except as expressly stated in this Agreement; no circumstances exist which, with the passage of time or giving of notice, or otherwise, will constitute an Event of Default by any Borrower under Article 6 of the October 31, 1995 Amended and Restated PDGE Loan Agreement by any other Loan Document (each an "Event of Default") or otherwise entitle Lender to accelerate the maturity of the obligations of any PDGE Debtor Party or enforce the Lender's other rights thereunder; no PDGE Debtor Party or Guarantor claims any defense, right or offset or counterclaim against enforcement of any Loan Document; each PDGE Debtor Party and each Guarantor has received full and adequate consideration for the undertaking of the obligations set forth herein.

            (b) This Agreement constitutes a legal and binding obligation of each of the PDGE Debtor Parties and Guarantor enforceable in accordance with its terms.

            (c) The execution and delivery of this Agreement, the consummation of any of the transactions hereby contemplated and compliance with the terms hereof will not contravene or conflict with any law, statute or regulation to which any PDGE Debtor Party or Guarantor is subject or any judgment, license, order or permit applicable to any PDGE Debtor Party or Guarantor or any indenture, mortgage, deed of trust or other instrument to which a PDGE Debtor Party or Guarantor is subject; no consent, approval, authorization, or order of any court, governmental authority or third party is required in connection with the execution, delivery or performance of this Agreement by the PDGE Debtor Parties or Guarantor.

           (d) No litigation, investigation or governmental proceeding is pending or threatened against any PDGE Debtor Party or Guarantor, and no judgments have been rendered against any PDGE Debtor Party or Guarantor, except as previously disclosed in writing to Lender.

           (e) Any individuals executing this Agreement on behalf of the PDGE Debtor Parties, and Guarantor, have full power, authority and capacity to execute, deliver or perform this Agreement and all documents executed and delivered in connection therewith.


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
                (f) No representation or warranty made by any PDGE Debtor Party or Guarantor in any of the Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading. There is no fact known to any PDGE Debtor Party or Guarantor which has or might reasonably be anticipated to have a material adverse effect on the business, assets, financial condition or operations of any PDGE Debtor Party or Guarantor which has not been disclosed to the Lender.

                (g) Each PDGE Debtor Party and Guarantor represents and warrants that they (a) have been advised by legal counsel of their choice in the transactions contemplated by the Agreement; (b) are fully aware and clearly understands all of the terms and provisions contained in this Agreement; (c) have voluntarily, with full acknowledge and without coercion or duress of any kind, entered into this Agreement; (e) on their own initiative have made proposals to the Lender, the terms of which are reflected by this Agreement; and (f) have received actual and adequate consideration to enter into this Agreement.

                (h) PDGE agrees to cause the Remediation Shares to be voted in favor of the Reincorporation of Remediation as approved by the Board of Directors of Remediation and Lender, and shall execute such proxies, consents or other documents or may be required in connection therewith.

        6. Entire Agreement No Further Modification. Except as expressly set forth herein, the Integra Loan Documents, PDGE Loan Documents, the September 30, 1994 Loan Modification Agreement, the December 9, 1994 Loan Modification Agreement, the February 7, 1995 Loan Modification Agreement, the October 31, 1995 Amended and Restated PDGE Loan Agreement and the May 21, 1996 Loan Modification Agreement shall not be modified and shall remain in full force and effect. This Agreement and the other Loan Documents (i) embody the final, complete and entire agreement between the parties; (ii) supersede all prior and contemporaneous negotiations, offers, proposals, agreements, commitments, promises, acts, conduct, course of dealing, representations, assurances and understandings, whether written or oral, and (iii) may not be varied or contradicted by evidence of any such prior or contemporaneous matter or by evidence of any subsequent oral agreement between the parties. Each of the PDGE Debtor Parties and Guarantor specifically acknowledge that all of the terms and all of the obligations of Lender with respect to any credit of any kind extended to the PDGE Debtor Parties is fully contained in this Agreement and the other Loan Documents and that no other understanding, written or oral, has been entered into in connection herewith. No provision hereof or thereof can be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against whom the enforcement of the change, waiver, discharge or termination is sought. It is understood that the Lender is under no obligation to extend the term of any credit extended under this Agreement or any other Loan Document and any such further modifications or extensions will be made in the Lender's sole and absolute discretion. Any such modifications or extensions will be evidenced by the acceptance by Lender of a written agreement having terms acceptable to the Lender.

        7. Release of Lender. As additional consideration for the undertaking to execute and deliver this Agreement, the PDGE Debtor Parties and Guarantor hereby each release and forever discharge the Lender, the Lender's agents, servants, employees, officers, directors, attorneys, and shareholders, as well as the respective successors and assigns of any and all thereof (collectively, the "Released Lender Parties") from all damage, loss, claims, demands, liabilities, obligations, actions and causes of action whatsoever which the Debtor Parties or Guarantor, or any of them, might now have or claim to have against the Lender, whether presently known or unknown, and of every nature and extent whatsoever, on account of or in any way concerning, arising out of or founded on the Integra Loans, PDGE Loans, PDGES Loan or any of the Loan Documents or PDGES Loan Documents, including without implied limitation, all such loss or damage of any kind heretofore sustained that might arise as a consequence from the dealings between the parties.

        To the extent applicable, the PDGE Debtor Parties and Guarantor waive the provisions of Section 1542 of the California Civil Code which provides as follows:

                "A GENERAL RELEASE DOES NOT EXTEND
                TO CLAIMS WHICH THE CREDITOR DOES
                NOT KNOW OR SUSPECT TO EXIST IN HIS
                FAVOR AT THE TIME OF EXECUTING THE
                RELEASE, WHICH IF KNOWN BY HIM MUST
                HAVE MATERIALLY AFFECTED HIS
                SETTLEMENT WITH THE DEBTOR"


                ----           ----             ----------
                PDGE           PDGI             John Regan

                ---            -----------
                PDG            Enviro-Tech

        8. Miscellaneous. It is further agreed as follows:

           (a) Time is the essence of each provision of this Agreement.

           (b) Any notice, demand or communication required or permitted to be given by any provision of this Agreement will be in writing and will be deemed to have been given when delivered personally or by facsimile, receipt confirmed, to the party designated to receive such notice, or on the date following the day sent by overnight courier, or on the third (3rd) business day after the same is sent by certified mail, postage and charges prepaid, directed to the following addresses or to such other or additional addresses as any party might designate by written notice to the other party:

        To the PDGE Debtor Parties
        and Guarantor:                    c/o PDG Environmental, Inc.
                                          300 Oxford Drive
                                          Monroeville, Pennsylvania 15146
                                          Attention: John Regan

        To the Lender:                    CVD Financial Corporation
                                          400 Burrard Street, Suite 1250
                                          Vancouver, British Columbia
                                          Canada, V6C3A6
                                          Attention: Roy Zanatta

                (c) This Agreement will inure to the benefit of and bind the respective successors and permitted assigns of the parties.

                (d) If any legal action or proceeding is brought by any party in order to enforce a provision of this Agreement or any Loan Document, the unsuccessful party in such action or proceeding, whether or not such action or proceeding is prosecuted to final judgment, shall pay all of the attorneys' fees and costs incurred by the prevailing party. If any PDGE Debtor Party or Guarantor shall become the subject of any bankruptcy or insolvency proceeding, the PDGE Debtor Parties and Guarantor shall pay to the lender on demand all attorneys' fees, costs and expenses which the Lender may incur (i) to obtain relief from any bankruptcy or insolvency proceeding which delays or other wise impairs the Lender's exercise of any right or remedy under this Agreement, or any of the Loan Documents, or (ii) to obtain adequate protection or assurance for any of the Lender's rights or collateral.

                (e) If any provision of this Agreement is determined by a court having jurisdiction to be illegal, invalid or unenforceable under any present or future law, the remainder of this Agreement will not be affected thereby. It is the intention of the parties that if any provision is so held to be illegal, invalid or unenforceable, there will be added in lieu thereof a provision as similar in terms to such provision as is possible that is legal, valid and enforceable.

                (f) The headings used in this Agreement are for ease in reference and are not intended to affect the interpretation of this Agreement in any way.

                (g) No waiver of any action or default by any party will be implied from the failure or delay by the other party to take any action in respect of such action or default. No express waiver of any condition precedent or default will affect any other default or extend any period of time for performance other than as specified in such express waiver. One or more waivers of any default in the performance of any provision of this Agreement will not be deemed a waiver of any subsequent default in the performance of the same provision or any other provision. The consent to or approval of any act or request by any party will not be deemed to waive or render unnecessary the consent to or approval of any subsequent similar act or request. A party's exercise of any right or remedy under this Agreement will not preclude any other or further exercise thereof or the exercise of any other right or remedy. No course of dealing between the parties will be deemed to amend the terms of the Agreement or to preclude any party from exercising the rights and remedies herein contained notwithstanding such course of dealing.
The rights and remedies provided in this Agreement are cumulative and no right or remedy will be exclusive of any other, or of any other right or remedy at law or in equity which any party might otherwise have by virtue of a default under this Agreement and the exercise of any right or remedy by any party will not impair such party's standing to exercise any other right or remedy.

                (h) The lending transaction contemplated by this Agreement and the Loan Documents has been negotiated, consummated and is to be performed in the State of California. This Agreement and the other Loan Documents described herein shall be governed by, and construed and enforced in accordance with the substantive law of the State of California. Any action or proceeding arising in connection with this Agreement and the Loan Documents shall be brought in a federal or state court within Los Angeles County, California, and the Debtor Parties and Guarantor hereby consent to the jurisdiction of any federal or state court within the State of California and located in State of California and located in Los Angeles County, California. The Debtor Parties and Guarantor irrevocably and unconditionally submit to the jurisdiction (both subject matter and personal) of each such court and irrevocably and unconditionally waive (a) any objection that they might now or hereafter have to the venue in any such court; and (b) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, the Lender may, in its sole and absolute discretion, initiate proceedings in the courts of any other jurisdiction in which any Debtor Party or Guarantor may be found or in which its assets may be located.

                (i) THE PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS DESCRIBED HEREIN OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND THE PARTIES HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRAIL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                (j) The PDGE Debtor Parties shall pay all fees and costs of any kind incurred by Lender in preparation of this Agreement and all related documents.

LENDER:                         CVD FINANCIAL CORPORATION,
                                a Delaware corporation

                                By:
                                     -------------------------------------
                                Its:
                                     -------------------------------------

                                By:
                                     -------------------------------------
                                Its:
                                     -------------------------------------

PDGE DEBTOR PARTIES:            PDG ENVIRONMENTAL, INC.,
                                a Delaware corporation

                                By:
                                     -------------------------------------
                                Its:
                                     -------------------------------------

                                By:
                                     -------------------------------------
                                Its:
                                     -------------------------------------

                                PDG, INC.,
                                a Pennsylvania corporation

                                By:
                                     -------------------------------------
                                Its:
                                     -------------------------------------

                                By:
                                     -------------------------------------
                                Its:
                                     -------------------------------------

                                PROJECT DEVELOPMENT GROUP, INC.,
                                a Pennsylvania corporation

                                By:
                                     -------------------------------------
                                Its:
                                     -------------------------------------

                                By:
                                     -------------------------------------
                                Its:
                                     -------------------------------------

                                ENVIRO-TECH ABATEMENT SERVICES CO.,
                                a North Carolina corporation

                                By:
                                     -------------------------------------
                                Its:
                                     -------------------------------------

                                By:
                                     -------------------------------------
                                Its:
                                     -------------------------------------

GUARANTOR:

                                ------------------------------------------
                                JOHN REGAN

                               IRREVOCABLE PROXY


        The undersigned, as owner of shares of common stock of PDG REMEDIATION, INC., a Delaware corporation, the number and description of which shares are set forth below, hereby revokes all previous proxies and appoints CVD FINANCIAL CORPORATION, and its assigns, as proxy holder to attend and vote at any and all meetings of the shareholders of the corporation, and any adjournments thereof, held on or after the date of the giving of this proxy, and to execute any and all written consents of shareholders of the corporation executed on or after the date of the giving of this proxy, with the same effect as if the undersigned had personally attended the meeting or had personally voted the shares or had personally signed the written consent.

        The undersigned authorizes and directs the proxy holder to file this proxy appointment with the secretary of the corporation and authorizes the proxy holder to substitute another person as proxy holder and to file the substitution instrument with the secretary of the corporation.

        This proxy has been given in connection with the sale of the shares covered hereby by PDG Environmental, Inc., to CVD Financial Corporation and is irrevocable.

        Dated:               , 1996
              --------------

        Number and Description of Shares: 1,470,320 shares of common stock

                                                PDG ENVIRONMENTAL, INC.,
                                                a Delaware corporation


                                                By:
                                                   ----------------------
                                                   John Regan, Chairman


                                  Schedule "A"